Exhibit 99.1

IMMEDIATE RELEASE

February 17, 2022

SORRENTO ANNOUNCES THAT IT HAS ACQUIRED A MAJORITY OWNERSHIP IN DIAGNOSTIC MANUFACTURER ZHENGZHOU FORTUNE BIOSCIENCE IN RESPONSE TO INCREASING WORLDWIDE DEMAND FOR COVISTIX™

•	COVISTIX is a highly sensitive and rapid antigen detection test for SARS-CoV-2 and its major variants of concern (VOCs), including the Omicron variant.

•	COVISTIX has an enhanced sensitivity in detecting the Omicron variant with a more than 10-fold lower limit of detection (LoD) as compared to that of the original SAR-CoV-2 strain.

•	COVISTIX has been approved for emergency use and is on the market in Brazil and Mexico, and is CE marked for sale in Europe for professional point-of-care use.

•	In response to increasing product demand, Sorrento has invested and becomes a majority owner with an option to acquire 100% of FortuneBio, a diagnostic product manufacturer with dozens of approved diagnostic products on the market, and is currently Sorrento’s exclusive OEM manufacturer for COVISTIX.

SAN DIEGO, February 17th, 2022 (GLOBE NEWSWIRE) -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, "Sorrento") today announced the acquisition of a majority ownership of Zhengzhou Fortune Bioscience Co., Ltd. (“FortuneBio”). This acquisition is in response to dramatically increasing demands worldwide and planned product build-up in anticipation of potential additional approvals for Sorrento’s COVISTIXTM COVID-19 VIRUS Rapid Antigen Detection Test.

FortuneBio specializes in the manufacture of lateral flow diagnostic tests with numerous approved products marketed in over 20 countries for pregnancy tests, fecal occult blood test, and drug abuse test kits. FortuneBio has an ISO 13885 facility and is capable of producing tens of millions of lateral flow tests per month. FortuneBio is currently expanding production capabilities to meet COVISTIX demand worldwide.

COVISTIX is a sensitive and rapid antigen diagnostic test for the detection of the SARS-CoV-2 virus nucleocapsid antigen in nasal samples of patients. “While most rapid antigen tests are negatively impacted with a reduced LoD sensitivity to the Omicron variant1, in a laboratory setting with live Omicron viruses, COVISTIX demonstrated the ability to detect the Omicron variant at an even lower LoD as compared to that of the original SARS-CoV-2 strain. Our lateral flow antigen test uses a platinum colloid coupled with a pair of specific antibodies to give a clear black line if virus is present, in contrast to many tests which use a gold colloid which results in a pink or red line. This proprietary platinum colloid technology is what contributes to our improved Omicron LoD sensitivity,” said Brian Cooley, Sorrento’s SVP for Drug Delivery and Diagnostics.

“COVISTIX demand is increasing rapidly worldwide due to its high sensitivity as compared with other EUA-approved tests. By acquiring a majority stake in FortuneBio, Sorrento is in a better position to rapidly respond to the ever-changing demand of rapid COVID testing and broaden our diagnostic product offering to other areas such as early cancer diagnostics,” stated Dr. Henry Ji, Chairman and CEO of Sorrento. “In addition to providing product revenue from an established portfolio of approved diagnostic tests, FortuneBio gives Sorrento an experienced diagnostic research, development and manufacturing team and an ISO-certified facility to rapidly advance and commercialize our antibody-enabled diagnostic products in synergy with our antibody therapeutics.”

1SARS-CoV-2 Viral Mutations: Impact on COVID-19 Tests | FDA https://www.fda.gov/medical-devices/coronavirus-covid-19-and-medical-devices/sars-cov-2-viral-mutations-impact-covid-19-tests

About Sorrento Therapeutics, Inc.

Sorrento is a clinical and commercial stage biopharmaceutical company developing new therapies to treat cancer, pain (non-opioid treatments), autoimmune disease and COVID-19. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), and oncolytic virus (“Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including Abivertinib, COVI-AMG™, COVISHIELD™, COVI-MSC™ and COVIDROPS™; and diagnostic test solutions, including COVITRACK™ and COVISTIX™.

Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia (PHN). RTX has been cleared for a Phase II trial for intractable pain associated with cancer and a Phase II trial in osteoarthritis patients. SEMDEXA announced highly statistically significant positive top-line results from its Phase III Pivotal Trial C.L.E.A.R Program for its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica). ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding COVISTIX, including its sensitivity and specificity, limit of detection and the speed at which COVISTIX provides results or is able to provide results; COVISTIX’s ability to detect SARS-CoV-2 and its major variants of concern (VoCs), including the Omicron variant; Sorrento’s current and future planned manufacturing capacity for COVISTIX, including its plans for expanding capacity in anticipation of increasing worldwide demand for COVISTIX and additional regulatory approvals for COVISTIX; any plans regarding the potential acquisition by Sorrento of 100% of FortuneBio; expectations regarding product revenues and Sorrento’s potential position in the diagnostics industry and its ability to respond to changing demands for testing. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's technologies and prospects, including, but not limited to risks related to seeking regulatory approval for COVISTIX worldwide; conducting and receiving results of clinical studies; clinical development risks, including risks in the progress, timing, cost, and results of clinical studies and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks that prior test, study and trial results may not be replicated in future studies and trials; commercial risks related to COVISTIX, including expectations regarding demand for and market acceptance of COVISTIX; expectations regarding maintaining and strengthening its relationships with partners and customers; risks of manufacturing and supplying COVISTIX domestically and globally; risks related to any potential acquisition by Sorrento of 100% of FortuneBio, including the satisfaction of any diligence, closing or other conditions related thereto; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its COVID-19 product candidates’ strategies; risks related to the global impact of COVID-19; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Dorman Followwill

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

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G-MAB™, DAR-T™, Seprehvec™, SOFUSA™, COVI-AMG™, COVISHIELD™, COVIDROPS™, COVI-MSC™, COVITRACK™ and COVISTIX™ are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ is a trademark of Semnur Pharmaceuticals, Inc.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

©2022 Sorrento Therapeutics, Inc. All Rights Reserved.

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